UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 5, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                      PLANET HOLLYWOOD INTERNATIONAL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          DELAWARE                    00028230              59-3283783
(State or other jurisdiction of  (Commission  File      (I.R.S. Employer
 incorporation or organization)        Number)        Identification Number)

                              8669 COMMODITY CIRCLE
                             ORLANDO, FLORIDA 32819
           -----------------------------------------------------------
           (Address of principal executive office, including zip code)

                                 (407) 363-7827
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On August 5, 1999, Planet Hollywood International, Inc., through its subsidiary corporations (collectively, the "Company"), sold its twenty percent (20%) equity interest in the joint venture which was formed to develop the OFFICIAL ALL STAR HOTEL in New York City.

         In the fall of 1997, the Company acquired its interest in the joint venture with Vornado Realty Trust. The joint venture acquired the Hotel Pennsylvania, a 1,700-room hotel including approximately 400,000 square feet of rentable retail space, opposite New York City's Madison Square Garden. The hotel was to be renovated and renamed the OFFICIAL ALL STAR HOTEL. The joint venture had also entered into a ten-year license agreement with the Company relating to the use of the OFFICIAL ALL STAR name, logo and certain other intellectual property rights.

         The terms of the sale include the termination of the license agreement and Vornado Realty Trust paying the Company approximately $18 million in cash. The book value of the Company's interest in the joint venture at the time of the sale was approximately $12 million.


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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 11, 1999               PLANET HOLLYWOOD
                                       INTERNATIONAL, INC.


                                       /s/   SCOTT E. JOHSNON
                                       ---------------------------------------
                                       Name: Scott E. Johnson
                                       Title:  Senior Vice President,
                                               General Counsel and Secretary


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